UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2022

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

101 15th Street
San Francisco,	California		94103
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On December 21, 2022 (the “Closing Date”), Sonder Holdings Inc., a Delaware corporation (the “Company”), entered into a Loan and Security Agreement, by and among the Company, certain of its domestic subsidiaries from time to time party thereto, as co-borrowers (together with the Company, the “Borrowers”), and Silicon Valley Bank (“SVB”), as lender (the “Loan Agreement”). The Loan Agreement provides for a secured revolving loan facility in an aggregate principal amount of up to $60 million, which may be borrowed as revolving loans or used for the issuance of letters of credit. As of the Closing Date, Borrowers had no revolving loans and no letters of credit outstanding under the Loan Agreement.

The Loan Agreement replaces the existing credit facility under that certain Credit Agreement, dated as of February 21, 2020, among Borrowers and HSBC Bank USA, N.A. (“HSBC”) (as amended, the “Existing Credit Agreement”). As of the Closing Date, there were approximately $30.3 million in aggregate face amount of letters of credit outstanding under the Existing Credit Agreement (the “Existing HSBC Letters of Credit”) and that will remain outstanding, notwithstanding the termination of the Existing Credit Agreement. The fee and reimbursement obligations in connection with the Existing HSBC Letters of Credit are secured by cash collateral pledged in favor of HSBC in the amount of approximately $33.8 million as of the Closing Date.

Borrowers intend to use the Loan Agreement primarily for the issuance of letters of credit (the “SVB Letters of Credit”) from time to time in the ordinary course of business for the benefit of landlords and other counterparties, including to replace the Existing HSBC Letters of Credit as they expire. As new SVB Letters of Credit replace the Existing HSBC Letters of Credit, the cash collateral pledged in favor of HSBC will be reduced. During the Company’s fiscal year ending December 31, 2023, the Company expects that SVB Letters of Credit under the Loan Agreement will replace a majority of the Existing HSBC Letters of Credit. The Company intends to disclose the face amount of letters of credit from time to time in the Company’s regular periodic reports with the Securities and Exchange Commission (the “SEC”).

Revolving loans under the Loan Agreement may be repaid and reborrowed, without premium or penalty, and mature on December 21, 2025. Revolving loans bear interest at an adjusted term SOFR rate (based on one, three or six month interest periods), plus 2.50%, payable monthly in arrears. In addition, Borrowers are obligated to pay an unused revolving line facility fee equal to 0.25% per annum, letter of credit fees equal to 1.75% per annum on the aggregate face amount of SVB Letters of Credit, and other fees customary for a loan facility of this size and type.

Borrowers’ obligations under the Loan Agreement are secured by a lien on substantially all of their assets and certain of their domestic subsidiaries are required to become co-borrower or guarantors under the Loan Agreement. The Loan Agreement contains customary affirmative and negative covenants including, among other requirements, negative covenants that restrict the Company’s and its subsidiaries’ ability to dispose of assets, have a change of control, merge or consolidate, consummate acquisitions, incur debt, grant liens, make investments, pay dividends or distributions, or enter into affiliate transactions, subject in each case to customary qualifications and exceptions.

The Loan Agreement contains financial covenants that require the maintenance of an adjusted quick ratio of at least 1.00 to 1.00 and minimum consolidated adjusted EBITDA in an amount indicated in the Loan Agreement for the applicable period tested. In the event Borrowers are unable to maintain an adjusted quick ratio of at least 1.40 to 1.00, Borrowers must provide cash collateral to secure the obligations under the Loan Agreement, which amount of cash collateral is determined based on Borrowers’ adjusted quick ratio and the amount of outstanding SVB Letters of Credit. In addition, if Borrowers do not maintain an adjusted quick ratio of at least 1.40 to 1.00, Borrowers must repay all outstanding revolving loans under the Loan Agreement, if any.

The Loan Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events, judgment defaults, and a material adverse change default. During the existence of an event of default, interest may accrue at an increased rate of 3.00% above the otherwise applicable rate and SVB may accelerate Borrowers’ obligations under the Loan Agreement, terminate the commitments under the Loan Agreement, and exercise other rights and remedies provided for under the Loan Agreement.

SVB and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with Borrowers or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company will file with the SEC as an exhibit to a forthcoming periodic financial report.

Amendment to Note and Warrant Purchase Agreement

On the Closing Date, the Company entered into an Omnibus Amendment (the “Amendment”), by and among the Company, the other subsidiary note obligors party thereto (together with the Company, the “Note Obligors”), the subsidiary guarantors party thereto (the “Guarantors”), the investors party thereto (the “Investors”) and Alter Domus (US) LLC, as collateral agent (“Agent”), which amended the Note and Warrant Purchase Agreement, dated as of December 10, 2021 (the “Purchase Agreement”), by and among the Note Obligors, the Guarantors, the Investors and Agent, and certain documents related thereto. Among other things, the Amendment provides additional flexibility to the Company and its subsidiaries under certain of the negative covenants in the Purchase Agreement, including to permit the transactions contemplated by the Loan Agreement and the Existing HSBC Letters of Credit and related cash collateral.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company will file with the SEC as an exhibit to a forthcoming periodic financial report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: December 27, 2022	By:	/s/ Phil Rothenberg
	Name:	Phil Rothenberg
	Title:	General Counsel and Secretary